Exhibit 10.1

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 11th day of May, 2005, by and between Halter Financial Group, Inc. ("Purchaser"), maintaining an address at 12890 Hilltop Road, Argyle, Texas 76226, and TS Electronics, Inc., a Delaware corporation (the "Company"), maintaining an address at 3795 Georgetown Road, Pottsboro, TX 75076.

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell to Purchaser and Purchaser desires to purchase from the Company a total of 1,875,045 restricted shares (the "Shares") of the common capital stock of the Company, par value $0.001 per share, representing 75% of the Company's issued and outstanding common capital stock at the time of Closing (as hereinafter defined), upon the terms, provisions, and conditions and for the consideration hereinafter set forth; and

         WHEREAS, Keith P. Boyd, the President and a member of the Board of Directors of Company ("Boyd"), has agreed to be a party to this Agreement solely for purposes of making the representations and warranties set forth in Section 4 and providing the indemnification set forth in Section 7 of this Agreement; and

         NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby represent, warrant, covenant, and agree as follows:

Section 1.        Issuance and Sale of Shares.

         Based upon the representations, warranties, and covenants and subject to the terms, provisions, and conditions contained in this Agreement, the Company agrees to sell and deliver the Shares to Purchaser, free and clear of all liens, pledges, encumbrances, security interests, and adverse claims, and Purchaser agrees to purchase the Shares from the Company for the consideration hereinafter set forth.

Section 2.        Purchase Price.

         The total purchase price to be paid to the Company by Purchaser for the Shares is $200,000 (the "Purchase Price"), $50,000 of which was previously paid to the Company, payable in cash by wire transfer of immediately available funds or certified check.

Section 3.        The Closing.

         Upon execution of this Agreement (the "Closing"), the Company shall deliver to Purchaser a certificate(s) evidencing the Shares issued in the name of Purchaser, and immediately upon delivery thereof, Purchaser shall deliver to Company the Purchase Price.


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

Section 4.        Representations and Warranties of the Company.

         In connection with the transactions contemplated hereby, the Company and Boyd hereby jointly and severally represent and warrant to Purchaser that the Shares are the duly authorized, validly issued and outstanding shares of the Company. The Company has full legal right, power and authority to execute and deliver this Agreement and to sell the Shares to Purchaser pursuant to this Agreement. Upon delivery of the Shares to Purchaser in accordance with this Agreement, good and marketable title to the Shares, free and clear of all liens, pledges, encumbrances, security interests and adverse claims will be delivered to Purchaser.

         The Company and Boyd hereby further jointly and severally represent and warrant to Purchaser as follows:

         4.1. Organization, Standing and Power.

         The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" means any material adverse effect with respect to the Company, taken as a whole, or any change or effect that adversely, or is reasonably expected to adversely, affect the ability of the Company to maintain its current business operations or to consummate the transactions contemplated by this Agreement in any material respect.

4.2.     Capital Structure.

         The authorized capital stock of the Company consists of 30,000,000 shares of common stock, par value $0.001 per share (the "Company Common Stock"). As of the date of this Agreement, there are 625,015 shares of Company Common Stock issued and outstanding. No shares of Company Common Stock are held by the Company in its treasury. All outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not subject to preemptive or similar rights at the time of issuance. No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote are issued or outstanding. There are no outstanding stock appreciation rights or similar derivative securities or rights, including options or warrants, of the Company.

         4.3. Absence of Certain Changes or Events; No Undisclosed Material Liabilities.

         Except as otherwise set forth in Schedule 4.3 to this Agreement, the Company has no Liabilities. "Liability" means, as to any person, all debts, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required in accordance with GAAP to be reflected, in such person's balance sheet.



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

         4.4. Compliance with Applicable Laws.

         The Company has and after giving effect to the transactions contemplated hereby will have in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except (a) for the lack of Permits and for defaults under Permits which individually or in the aggregate would not have a Company Material Adverse Effect, or (b) notices to be filed with the U.S. Securities and Exchange Commission and state securities agencies with regard to transactions contemplated herein. The Company is in compliance with, and has no liability or obligation under, all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, including any liability or obligation to undertake any remedial action under hazardous substances laws, except for (y) instances of non-compliance, liabilities or obligations, which individually or in the aggregate would only have an immaterial effect, or (z) notices to be filed with the U.S. Securities and Exchange Commission and state securities agencies with regard to transactions contemplated herein.

         4.5. Litigation, etc.

         As of the date hereof, (a) there is no suit, claim, action or proceeding (at law or in equity) pending or threatened against the Company (including, without limitation, any product liability claims) before any court or governmental or regulatory authority or body, and (b) the Company is not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order that, in any such case described in clauses (a) and (b), (i) could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) involves an allegation of criminal misconduct or a violation of the Racketeer and Influenced Corrupt Practices Act, as amended. As of the date hereof, there are no suits, actions, claims or proceedings pending or threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

         4.6. Disclosure.

         The representations and warranties and statements of fact made in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

         4.7. Taxes and Tax Returns.

         All tax returns ("Returns") required to be filed to date with respect to the operations of the Company have been accurately prepared in all material respects and duly filed, or an extension therefrom has been duly obtained, and all taxes payable have been paid when due; there is no examination or audit, or any claim, asserted deficiency or assessment for additional taxes in progress, pending, or threatened, nor is there any reasonable basis for the assertion of any such claim, deficiency or assessment; no material special charges, penalties, fines, liens, or similar encumbrances have been asserted against the Company with respect to payment of or failure to pay any taxes which have not


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

been paid or resolved without further liability to the Company. The Company has not executed or filed with any taxing authority any agreements extending the period for assessment or collection of any taxes. Proper amounts have been withheld by the Company from its employees' compensation payments for all periods in compliance with the tax withholding provisions of applicable federal and state laws. The Company is not a party to any tax-sharing or tax-allocation agreement, nor does the Company owe any amounts under any tax-sharing or tax-allocation agreement.

         4.8. Employee Benefit Plans.

         The Company does not have in place any arrangement or policy (written or oral) providing for insurance coverage, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is maintained or administered by the Company, or to which the Company contributes, and which covers any employee or former employee of the Company or under which the Company has any liability, including "employee welfare benefit plan," "employee benefit plan" and "employee pension benefit plan" as defined under the Employee Retirement Income Security Act of 1974, or ERISA.

         The Company is not a party to any collective bargaining agreements. There are no strikes or labor disputes or lawsuits, unfair labor or unlawful employment practice charges, contract grievances or similar charges or actions pending or threatened by any of the employees, former employees or employment applicants of the Company that would have a Company Material Adverse Effect.

         4.9. Certain Contracts.

         There are no written employment agreements or termination agreements with current officers, directors or consultants of the Company and to which the Company is a party.

         As of the date of this Agreement, (i) the Company is not a party to or bound by any commitment, agreement or other instrument (excluding commitments and agreements in connection with extensions of credit by the Company) which contemplates the payment of amounts in excess of $5,000, or which otherwise is material to the operations, assets or financial condition of the Company, including but not limited to any royalty, franchising fees, or any other fee based on a percentage of revenues or income and (ii) no commitment, agreement or other instrument to which the Company is a party or by which it is bound limits the freedom of the Company to compete in any line of business or with any person.

         As of the date of this Agreement, the Company is not in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan agreement, license agreement (as to royalty payments) or other commitment or arrangement.



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

         4.10. Assets; Properties and Insurance.

         The Company has no assets, whether tangible or intangible, owns no real property and maintains no insurance of any kind.

4.11.    Minute Books.

         The minute book of the Company contains records which, in all material respects, accurately record all meetings of their stockholders and Board of Directors (including committees of the Board of Directors).

         4.12. Environmental Matters.

         The Company has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that the Company is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of the Company. Neither the Company nor Boyd have any knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by the Company, or owned or controlled by the Company as a trustee or fiduciary (collectively, "Properties"), in any manner that violates or, after the lapse of time may violate, any presently existing federal, regional, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a Company Material Adverse Effect. Neither the Company nor Boyd have any knowledge that, during the Company's ownership or lease of such Properties, any of such Properties has been operated in any manner that violated any applicable national, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a Company Material Adverse Effect.

         4.13. Loans, etc.

         As of the date of this Agreement, there are no liabilities, obligations or indebtedness of any kind whatsoever chargeable to any Company stockholder and payable to the Company by a Company stockholder.

         4.14. Intellectual Property.

         The Company has no arrangements relating to intellectual property. There are no arrangements relating to the use by the Company of any intellectual property owned by another person, and the Company has not at any time been in breach of such arrangements. The Company has not granted or is not obligated to grant a license, assignment or other right with respect to any intellectual property.



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

         4.15. Bankruptcy.

         The Company has neither filed a voluntary bankruptcy petition nor been the subject of an involuntary bankruptcy petition nor is the Company the subject of an action under state insolvency laws or any other relevant laws.

         4.16. Criminal Proceedings.

         Neither the Company and its respective officers, directors, affiliates, promoters nor any predecessor of the Company have been subject to or suffered any of the following:

         o Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other misdemeanor offenses) within ten (10) years from the date hereof;

         o Any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person's involvement in any type of business, securities or banking activities; or

         o Being found guilty by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Section 5.        Representations and Warranties of Purchaser.

         Purchaser acknowledges and understands that the Shares are being acquired for investment in a transaction that is considered to be exempt from registration. In connection with the transactions contemplated hereby, Purchaser hereby represents and warrants to the Company that:

     a) Purchaser is acquiring the Shares solely for investment purposes and not with a view to, or for resale in connection with, any distribution thereof or with any present intention of distributing or selling any of the Shares, except as allowed by the Securities Act of 1933, as amended, or any rules or regulations promulgated thereunder (collectively, the "Act").

     b) Purchaser will hold the Shares subject to all of the applicable provisions of the Act, and Purchaser will not at any time make any sale, transfer, or other disposition of the Shares in contravention of said Act.

     c) Purchaser acknowledges that it must bear the economic risk of its investment in the Shares for an indefinite period of time since the Shares have not been registered under the Act and therefore cannot be sold unless the Shares are subsequently registered or an exemption from registration is available.

     d) The sale of the Shares to Purchaser is being made without any public solicitation or advertisements.



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

     e)   Criminal Proceedings.

         Neither  the  Purchaser  and  its   respective   officers,   directors,
affiliates, promoters nor any predecessor of the Purchaser have been subject to or suffered any of the following:

     o    Any conviction in a criminal  proceeding or being subject to a pending
          criminal   proceeding   (excluding   traffic   violations   and  other
          misdemeanor offenses) within ten (10) years from the date hereof;

     o Any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person's involvement in any type of business, securities or banking activities; or

     o Being found guilty by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Section 6.        Conditions to the Obligations of Purchaser.

         The   obligations  of  Purchaser  at  Closing  are   conditioned   upon
satisfaction, on or prior to such date, of the following conditions, which conditions are further conditioned upon the delivery of the Purchase Price by
Purchaser:

         6.1. Stock Certificates.

         The Company shall have delivered to Purchaser certificate(s) issued in the name of Purchaser representing the number of Shares to be purchased by Purchaser pursuant to this Agreement.

         6.2. Creditor Agreements.

         The Company shall have delivered to Purchaser the Creditor Agreement, the form of which is attached hereto as Exhibit "A," executed by Thomas J. Kenan.

         6.3. Lock-Up Agreement

         The Company shall have delivered to Purchaser the Lock-Up Agreement, the form of which is attached hereto as Exhibit "B", executed by the parties referenced therein.

         6.4. Resignation and Appointment of Officers and Directors.

         The Company shall have delivered duly executed letters of resignation from each of its officers and directors. The Company shall have also delivered resolutions approved by the Board of Directors duly appointing Timothy P. Halter as the sole officer of the Company, holding the titles of President, Secretary and Chief Accounting Officer, and as the sole member of the Board of Directors.



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

Section 7.        Indemnification.

         Boyd acknowledges that he understands the meaning and legal consequences of his representations, warranties and covenants and that the Purchaser has relied upon such representations, warranties, and covenants, and he hereby agrees to indemnify and hold harmless the Purchaser and his agents and employees for a period of one year from the date of this Agreement from and against any and all loss, damage or liability due to or arising out of a breach of any such representation, warranty, or covenant or any adverse consequence suffered by Purchaser as a result of the operation of the Company by Purchaser. The total amount of indemnification for which Boyd may be held liable under this
Section 7 (including claims arising from a breach of a representation or warranty) shall not exceed $25,000.

Section 8.        Survival of Representations and Warranties.

         All representations, warranties, covenants, and agreements contained herein shall not be discharged or dissolved upon, but shall survive the Closing and shall be unaffected by any investigation made by any party at any time.

Section 9.        Entirety and Modification.

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether oral or written, between the parties hereto relating to such subject matter. No modification, alteration, amendment, or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.

Section 10.       Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their successors and permitted assigns, heirs, and personal representatives.

Section 11.       Notices.

         All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified mail, or sent by overnight delivery service to the applicable address appearing in the preamble to this Agreement, or to such other address as either party may have designated by like notice forwarded to the other party hereto. All notices shall be deemed given when postmarked (if mailed), when delivered to an overnight delivery service or, if hand delivered, when delivered to the recipient.

Section 12.       Severability.

         Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.



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

Section 13.       Headings.

         The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

Section 14.       Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 15.       Legal Fees and Costs.

         If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his, her or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party(ies).

Section 16.       Publicity.

         Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

Section 17.       Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.




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

         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first written above.

PURCHASER:                                  HALTER FINANCIAL GROUP, INC.


                                            By:/s/ Timothy P. Halter
                                               ---------------------------------
                                            Name:  Timothy P. Halter
                                            Title:  President

THE COMPANY:                                TS ELECTRONICS, INC.


                                            By:/s/ Keith P. Boyd
                                               ---------------------------------
                                            Name:  Keith P. Boyd
                                            Title:  President


BOYD:                                       /s/ Keith P. Boyd
                                            ------------------------------------
                                            Keith P. Boyd, solely as to Sections
                                            4. and 7. hereof.








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

                                  Schedule 4.3
                                       to
                            Stock Purchase Agreement